UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 16, 2012

ASCENT CAPITAL GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34176	26-2735737
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

5251 DTC Parkway, Suite 1000

Greenwood Village, Colorado 80111

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (303) 628-5600

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03                                             Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On March 16, 2012, Monitronics International, Inc. (“Monitronics”), a wholly-owned subsidiary of Ascent Capital Group, Inc. (the “Company”), entered into a Purchase Agreement with Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”), on behalf of itself and the other initial purchasers named therein (collectively, the “Initial Purchasers”), pursuant to which the Initial Purchasers have agreed to purchase $410 million aggregate principal amount of Monitronics’ 9.125% Senior Notes due 2020 (the “Notes”).  The Notes, if issued, will be senior unsecured obligations of Monitronics and will be guaranteed by all of Monitronics’ existing subsidiaries on the closing date.

The sale of the Notes and related guarantees is expected to be completed on or about March 23, 2012, subject to customary closing conditions. In addition, it is a condition to the completion of the sale of the Notes and related guarantees that Monitronics concurrently enter into a new senior secured credit facility, which will provide for a term loan with a principal amount of $550 million and a revolving credit facility with an available principal amount of up to $150 million.  No definitive documentation has been executed with respect to the new senior secured credit facility.  The new senior secured credit facility, if executed, will be guaranteed by all of Monitronics’ existing subsidiaries on the closing date. Ascent will not be a guarantor of the Notes or the new senior secured credit facility.

The Notes and related guarantees are being offered only to qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), or, outside the United States, to persons other than “U.S. persons” in compliance with Regulation S under the Securities Act.

Interest; Maturity

The Notes will mature on April 1, 2020.  The Notes bear interest at a rate per annum of 9.125% from March 23, 2012.  Interest on the Notes is payable semi-annually on April 1 and October 1 of each year, commencing October 1, 2012.

Optional Redemption

Prior to April 1, 2016, Monitronics may redeem some or all of the Notes at a redemption price equal to 100% of the principal amount of the Notes redeemed plus a make-whole premium and accrued and unpaid interest, if any, to but not including, the applicable redemption date.

On or after April 1, 2016, Monitronics may redeem some or all of the Notes at the applicable redemption price set forth below (expressed as a percentage of principal amount), plus accrued and unpaid interest, if any, to, but not including, the applicable redemption date.

Year	Price
2016	104.563%
2017	102.281%
2018 and thereafter	100.000%

In addition, prior to April 1, 2015, Monitronics may redeem a portion of the Notes at a redemption price equal to 109.125% of the principal amount of the Notes redeemed, plus accrued and unpaid interest, if any, to, but not including, the applicable redemption date.

Mandatory Offers to Repurchase

In connection with the occurrence of a Change of Control (as such term will be defined in the indenture governing the Notes), unless Monitronics has exercised its redemption rights as described under “—Optional Redemption,” Monitronics will be required to offer to repurchase all outstanding Notes at a price equal to 101% of their principal amount, plus accrued and unpaid interest, if any, to, but not including, the date of repurchase.

In addition, under certain circumstances, Monitronics may be required to offer to repurchase all outstanding Notes at a price equal to 100% of their principal amount, plus accrued and unpaid interest, if any, to the date of purchase, with the net proceeds of certain asset sales, unless Monitronics has reinvested such net proceeds in its business, repaid certain debt arrangements with such net proceeds or taken other permitted actions with such net proceeds.

Covenants

The indenture governing the Notes will contain covenants that, among other things, limit the ability of Monitronics and its restricted subsidiaries to: incur additional indebtedness or issue certain equity securities; pay dividends or make other distributions; make certain investments; enter into certain transactions with affiliates; transfer or sell assets; create certain liens; merge, consolidate or sell all or substantially all of Monitronics’ assets; and designate Monitronics’ subsidiaries as unrestricted subsidiaries.

Events of Default

The indenture will also provide for customary events of default, which, if any of them occurs, would permit or require the principal, interest and any other monetary obligations on all outstanding Notes to become due and payable immediately.

Registration Rights

Upon issuance, the Notes will not be registered under the Securities Act or the securities laws of any other jurisdiction.  In connection with the closing of the offering, Monitronics will agree that, following completion of the offering, it will file an exchange offer registration statement with the Securities and Exchange Commission with respect to an offer to exchange the Notes and, under certain circumstances, a shelf registration statement with respect to resales of the Notes.

The foregoing descriptions of the Notes does not purport to be complete and is qualified in its entirety by reference to the full text of the indenture, which will be filed by Ascent following the closing of the offering.

Item 7.01                                             Regulation FD Disclosures

On March 16, 2012, the Company issued a press release (the “Pricing Release”) announcing Monitronics’ pricing of the offering of $410 million of aggregate principal amount of the Notes described in Item 2.03 above.

The press release attached hereto as Exhibit 99.1 is being furnished to the SEC under Item 7.01 “Regulation FD Disclosure” of Form 8-K. The information furnished pursuant to this Item 7.01 (including the exhibit hereto) shall not be considered “filed” under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be incorporated by reference into any of the Company’s filings under the Securities Act or the Exchange Act unless the Company expressly states in such filing that such information is to be considered “filed” or incorporated by reference therein.

Item 9.01.  Financial Statements and Exhibits.

(d)          Exhibits.

Exhibit No.	Description

99.1	Press Release issued by Ascent Capital Group, Inc. on March 16, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 16, 2012

ASCENT CAPITAL GROUP, INC.

By:	/s/ William E. Niles
	Name:	William E. Niles
	Title:	Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release issued by Ascent Capital Group, Inc. on March 16, 2012